Exhibit 10.9.7

CHASE CORPORATION

AMENDED AND RESTATED 2013 INCENTIVE PLAN

Notice of Stock Option Grant

Chase Corporation (the “Company”) hereby grants to you (the “Optionee”) the following option (the “Option”) to purchase Common Stock of the Company:

Name of Optionee:
Total Number of Shares Subject to this Option:
Type of Option:
Exercise Price per Share:
Grant Date:	___________ __, 20__
Vesting Schedule:
Vesting Commencement Date:	___________ __, 20__
Number of Vested Shares on Grant Date:
Vesting Period:	__ years (annual vesting)
Number of Shares Vesting at end of each Vesting Period:	_____ on _______ __, 20__ _____ on _______ __, 20__ _____ on _______ __, 20__
Expiration Date:	__________ __, 20__

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms of the Chase Corporation Amended and Restated 2013 Incentive Plan (the “Plan”) and this Stock Option Agreement (this “Agreement”), which includes the incorporated terms and conditions attached to and made a part of this Agreement.  This Agreement is an Award Agreement issued under the Plan.

OPTIONEE	CHASE CORPORATION

By:
Print Name:	Print Name:
Address:	Title:

CHASE CORPORATION

Amended and Restated 2013 Incentive Plan

Stock Option Agreement

(Employee)

Incorporated Terms and Conditions

1.Grant of Option. On the terms and conditions set forth in this Agreement, the Company grants to the Optionee on the Grant Date this Option to purchase at the exercise price per share set forth on the Notice of Grant of this Agreement the number of shares of the Company’s Common Stock set forth on said Notice of Grant.  This Option is granted pursuant to and is governed by Plan, the terms of which are incorporated into this Agreement by this reference.  To the extent there is any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall control.  Unless the context otherwise requires, capitalized terms used herein without definitions shall have the respective meanings assigned to them in the Plan.  By signing this Agreement, the Optionee acknowledges receipt of a copy of the Plan.

2.Type of Option.  This Option is intended to qualify either as an ISO or an NQSO, as set forth on the Notice of Grant.  If this Option is intended to qualify as an ISO, it is agreed that the Exercise Price is at least 100% of the Fair Market Value per Share on the Grant Date (110% of Fair Market Value if the Optionee owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary.)

3.Exercisability Schedule.  The Optionee may exercise this Option for such number of Shares as have become exercisable pursuant to the vesting schedule set forth on the Notice of Grant.

4.Exercise of Option. Prior to the Expiration Date (or such earlier date as set forth in Section 5 below), the Optionee may exercise this Option by delivering a Notice of Stock Option Exercise in the form attached hereto as Exhibit A (the “Notice”), signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement and payment in full in the manner provided in the Plan.  The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten (10) whole shares.  The Optionee (or any other person entitled to exercise this Option) shall not be entitled to any rights as a shareholder of the Company with respect to any Shares issuable upon exercise of this Option until such Shares shall have been registered on the stock transfer books of the Company in the name of the Optionee (or such other person).

5.Limitation on Exercise.  The grant of this Option and the issuance of Shares upon exercise of this Option are subject to compliance with all Applicable Laws. This Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any Applicable Laws. In addition, this Option may not be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act") is in effect at the time of exercise of this Option with respect to the Shares; or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of this Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  As a further condition to the exercise of this Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. Any Shares that are issued will be “restricted securities” as that term is defined in Rule 144 under the Securities Act, and will bear an appropriate restrictive legend, unless they are registered under the Securities Act. The Company is under no obligation to register the Shares issuable upon exercise of this Option.

6.Exercise of Option After Termination of Employment.

Except as otherwise determined by the Board, or as may otherwise be expressly provided in any employment agreement between the Company and the Optionee, upon the termination of the service of the Optionee to the Company (or to an affiliate), this Option shall expire on the earliest of the following occasions:

(a)the date that is three months after the termination of the Optionee’s service or the termination of the Optionee’s service by the Company (or by an affiliate) for any reason other than the Optionee’s Disability or death;

(b)the date six months after the termination of the Optionee’s service by reason of Disability or death;

(c)the specified expiration date of the Option, as set forth on the Notice of Grant.

The Optionee may exercise all or any part of this Option at any time before the expiration of this Option under this Section 6, but only to the extent that this Option had become exercisable before the Optionee’s employment or service is terminated and the underlying Shares had vested before the Optionee’s employment or service is terminated.  Any portion of this Option that is not exercisable on the date of termination of the Optionee’s service with the Company, for any reason, shall terminate immediately and be null and void and of no further force and effect.

In the event that the Optionee dies during the Optionee’s employment or service, or after the termination of the Optionee’s employment or service but before the expiration of this Option, all or part of this Option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this Option had become exercisable before the Optionee’s employment or service is terminated and the underlying Shares had vested before the Optionee’s employment or service is terminated.

7.Notice of Premature Disposition.  If this Option is intended to qualify as an ISO, as provided on the Notice of Grant, then if, within (2) two years from the Grant Date or within one (1) year after the issuance of Shares to the Optionee upon exercise of this Option, the Optionee makes a disposition (as defined in Section 424(c) of the Code) of any Shares, the Optionee shall notify the Treasurer of the Company within ten (10) days after such disposition.

8.Restrictions on Transfer.  The Optionee shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of this Option, by operation of law or otherwise except by will or the laws of descent and distribution, and during the lifetime of the Participant, this Option shall be exercisable only by the Participant.

9.Withholding.  No Shares shall be issued pursuant to the exercise of this Option unless and until the Participant pays to the Company or makes provision satisfactory to the Company for payment of any federal, state or local withholding taxes required by law to be withheld in respect of this Option.

10.Amendment. The Board may at any time or times amend the Plan or this Agreement for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law.  No termination, amendment of the Plan or amendment of this Agreement shall, without the Optionee’s consent, materially adversely affect the Optionee’s rights under this Agreement.

11.Notices.  All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid or upon deposit with a recognized express overnight courier service, addressed, if to the Company, to its principal executive office at the time, Attention: Treasurer, and if to the Optionee, to the address shown beneath his or her signature on the Notice of Grant, or at such other address or addresses as either party shall designate to the other in accordance with this Section 11.

12.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflict of law principles.

13.Counterparts.  For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

Exhibit A

NOTICE OF STOCK OPTION EXERCISE

[DATE]

[ ]

[INSERT ADDRESS]

Attention: Treasurer

Dear Sir or Madam

Pursuant to the terms of the stock option agreement between myself and Chase Corporation (the “Company”) dated                  (the “Agreement”), under the Company’s Amended and Restated 2013 Incentive Plan, I, [Insert Name]                                    , hereby [Circle One] partially/fully exercise such Option by including herein payment in the amount of $__________ representing the purchase price for [Fill in number of Underlying Shares]                 Shares.  I have chosen the following form(s) of payment:

[ ]	1.	Cash
[ ]	2.	Certified or bank check payable to [ ]
[ ]	3.	Other (as described in the Plan (please describe))
		.

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within ten (10) days after the date of any disposition of any of the Shares issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such Shares are issued upon exercise of this option.

Sincerely yours,

Name

Address: